UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – APRIL 20, 2015

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

34 King Street E, Suite 1010
Toronto, Ontario
Canada M5C 2X8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on April 20, 2015, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), accepted the consent of and appointed Adam Sculthorpe as the Chief Technology Officer of the Company. During the past twenty-five years, Mr. Sculthorpe has been a cybersecurity technologist serving clients in many countries. He is experienced in online security, technology risk assessment and vulnerability testing, marketing and advertising technology, software development and managing and mentoring staff members. Mr. Sculthorpe has a keen understanding and insight into the development of sophisticated intelligence tools from experience gained while developing and implementing software solutions for corporate, financial, military and government clients. His expertise helped protect the integrity and security of daily banking transactions exceeding USD $350 billion for leading Swiss, U.S. and U.K. investment banks. Mr. Sculthorpe also has extensive product management, business development and technical sales experience that helped facilitate a number of multi-million dollar software sales.

As the Chief Technology Officer for the Company, Mr. Sculthorpe will be responsible for managing the product development and support team, guiding the Company’s technical direction and ensuring alignment of technology and business strategies for sustainable success. He will also be responsible for development of the long-term technology vision of the Company and communication to all of the Company's partners, clients and insiders. Mr. Sculthorpe will identify customer needs for mapping into a product development plan. He will be setting and maintaining the Company's technical culture to help attract and retain top technical talent, drive marketing technology adoption, support business development and strategic partner engagement, evangelize the Company's vision and serve as the public face for the Company's technology.

From approximately December 2009 to current date, Mr. Sculthorpe has been the chief executive officer/chief technology officer at Arador where he pioneered and developed a proprietary breach detection system (PatrolX) that sends an alert when customer data is stolen and misused. Mr. Sculthorpe is also responsible for hiring and managing product and software engineers, programmers, designers, analysts and developers to create software as a service (SaaS) solutions. He has also developed a high-performance web accelerator (bitVelocity) to help secure and scale the delivery of dynamic cloud-based content at low cost. His duties also include responsibility for the design and development of infrastructure as a service (IaaS) and providing consulting services, marketing technology, online security services and software development solutions.

From approximately March 2003 through December 2009, Mr. Sculthorpe was the chief executive officer/chief technology officer of Clickrisk where he developed security intelligence software and services solutions to identify fraud in online advertising platforms. He also managed programmers, analysts and developers, was responsible for research and development, data collection, correlation, analysis and reporting platform producing intelligence products based on data from thousands of sources. Mr. Sculthorpe's successes included identifying and preventing more than a billion dollars in fraud for large advertiser clients, resulting in significant class action law suits against major search engines, including Google and Yahoo.

From approximately September 2001 through November 2002, Mr. Sculthorpe was engaged as a senior security consultant for UBS where he worked with the security development team on a high-profile intrusion detection, vulnerability assessment and SIEM project to protect UBS' intellectual technology infrastructure.

From approximately March 2000 through August 2001, Mr. Sculthorpe was engaged as a senior security consultant for Internet Security Systems where he provided internet security consulting services related to intrusion detection, investigation, incident response, analysis, vulnerability assessment, internal and external training and education for worldwide telecommunications, banking, media, military, government and corporate clients. He was the European team leader for advanced SIEM software. He also worked with product managers to improve user experience, usability and features, including data collection, event correlation and analysis and reporting functionality. Mr. Sculthorpe also represented Internet Security Systems at meetings, trade shows, marketing events, seminars and industry groups, supported international teams and further worked with the senior management to assist with the closing of sales. Mr. Sculthorpe also assisted with the design and deployment of the largest intrusion detection, vulnerability assessment and security intelligence systems worldwide.

From approximately April 1999 through March 2000, Mr. Sculthorpe was engaged as a security specialist for TNT where he was responsible for TNT Post Group’s IT security. Mr. Sculthorpe developed TNT's worldwide security threat assessment, incident response and investigation capability and policies. He also guided solutions development, vendor selection, management and implementation of intrusion detection, vulnerability assessment, firewall, auditing, logging and monitoring systems and identified and specified new technologies including SSO and PKI solutions, advising on standards and compliance. Mr. Sculthorpe reported to executive board on incident response and management issues and was responsible for handling a number of sensitive investigations where he assisted law enforcement and security agencies with international security investigations. He also worked with numerous departments and internal and external development teams to ensure the latest security technology and standards were incorporated into high profile projects and was responsible for training a security team.

Mr. Sculthorpe has appeared as a guest on television and radio and has been featured in the worldwide press as a security expert, discussing his research and security tools, identifying and resolving significant issues and helping bring about industry level changes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.
DATE: May 18, 2015	/s/ Jack Bensimon
Name: Jack Bensimon
Title: Chief Executive Officer